UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 28, 2025

Date of Report (Date of earliest event reported)

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 N. Sam Houston Parkway W., Suite 400 Houston, TX, 77086

(Address of principal executive office and zip code)

(713) 849-9911

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 28, 2025, PWRTEK, LLC, a Texas limited liability company (“PWRTEK”) and a subsidiary of Flotek Industries, Inc., a Delaware corporation (the “Company”) entered into a series of transactions pursuant to an Asset Purchase Agreement, dated as of April 28, 2025 (the “Purchase Agreement”), with ProFrac GDM, LLC (“ProFrac GDM”), a Texas limited liability company, and a wholly-owned subsidiary of ProFrac Holding Corp., a Delaware corporation (“ProFrac”), and various subsidiaries of ProFrac, pursuant to which, among other things, PWRTEK acquired from ProFrac GDM certain mobile power generation assets and related intellectual property, which were concurrently leased back to ProFrac GDM pursuant to an Agreement for Equipment Rental, dated as of April 28, 2025, by and between PWRTEK and ProFrac GDM (the “Lease Agreement”).

The consideration for the purchased assets consisted of the following: (1) an offset of $17.6 million against order shortfall payments (“OSP”) that are currently due and payable under the Company’s previously disclosed Chemical Products Supply Agreement with ProFrac Services, LLC (the “Supply Agreement”), (2) a warrant (the “Warrant”) to purchase 6 million shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), (3) a secured promissory note in the initial principal amount of $40 million (the “Note”), and (4) offsets against potential future OSP amounts that may become due under the Supply Agreement.

Pursuant to the terms of the Lease Agreement, ProFrac GDM has agreed to lease from PWRTEK 22 units, comprised of 14 digitally enhanced mobile natural gas power generation filtration units and 8 gas distribution units and 8 additional units, comprised of 7 gas distribution units and 1 mobile natural gas power generation filtration unit, that are currently under construction or to be constructed (collectively, the “Leased Equipment”) for a period of six years. The Lease Agreement provides for fixed rental rates for the Leased Equipment during the first five years of the Lease Agreement, and then prevailing market rates during the sixth year of the term. Existing Leased Equipment will be placed into service immediately, with fees accruing beginning on the effective date of the Lease Agreement. Leased Equipment under construction, which is expected to be placed into service throughout the second half of 2025, will begin accruing fees at the earlier of the in-service date or January 1, 2026. The rental rates under the Lease Agreement are subject to most favored nation adjustments in the event that PWRTEK enters into similar lease arrangements with certain third parties. The Lease Agreement also provides for offset rights (1) permitting PWRTEK to offset amounts that are past due by more than 75 days against amounts outstanding under the Note, and (2) permitting ProFrac GDM to offset against the principal of the Note a maximum of two months of rental payments under the Lease Agreement in any twelve-month period (beginning after January 1, 2026). ProFrac GDM is also subject to certain limitations on making distributions, incurring debt, liens and conducting certain business activities over the life of the Lease Agreement. In the event that ProFrac GDM fails to make monthly rental payments (resulting in an event of default), then PWRTEK may terminate the Lease Agreement and retake possession of the Leased Equipment.

The Warrant has a 7-year term, and can be exercised on a cashless basis for nominal consideration at any time following the date on which the Company’s stockholders have approved the issuance of the shares of Common Stock underlying the Warrant (the “Stockholder Proposal”). The Company expects to hold a special stockholder meeting to approve the Stockholder Proposal in July 2025. The Company has agreed to register the resale of the shares underlying the Warrant pursuant to the terms of an existing registration rights agreement between the Company and ProFrac and its affiliates. In addition, an affiliate of ProFrac that beneficially owns shares of Common Stock and the directors and certain executive officers of the Company have entered into voting agreements (“Voting Agreements”) under which such parties have agreed to vote their respective shares of Common Stock beneficially owned in favor of the Stockholder Proposal. Under certain circumstances, including if stockholder approval for the Stockholder Proposal is not timely obtained, ProFrac may elect to convert the Warrant into a five-year promissory note on substantially similar terms to the Note, and having a principal amount equal to the Black-Scholes value of the shares of Common stock underlying the Warrant.

The Note provides for a five-year term and is subject to a 10.0% annual interest rate, payable in cash or in-kind at PWRTEK’s option. PWRTEK’s obligations under the Note are secured by a first priority lien on the assets acquired by PWRTEK under the Purchase Agreement, including the Leased Equipment, as well as certain after-acquired property of PWRTEK. While the Note includes certain prepayment restrictions, both PWRTEK and ProFrac GDM can each elect to apply up to fifty percent (50%) cumulatively of any OSP that becomes due and payable under the Supply Agreement to prepay principal and interest due under the Note without penalty. The obligations of PWRTEK under the Note have been guaranteed by the Company pursuant to a Guaranty, dated as of April 28, 2025 between the Company and ProFrac GDM (the “Parent Guaranty”). Pursuant to the Note, PWRTEK is also subject to certain customary limitations on making distributions, incurring debt, liens, and conducting certain business activities while the Note is outstanding.

In addition, in connection with the foregoing transactions, on April 28, 2025, the Company and Amerisource Funding, Inc. (“Amerisource”) entered into a letter agreement (the “Letter Agreement”) with respect to the Company’s Revolving Loan and Security Agreement, dated as of August 14, 2023 (as amended by that certain first amendment, dated as of October 5, 2023 and that certain second amendment, dated as of August 4, 2024) among the Company, Flotek Chemistry, LLC and JP3 Measurement LLC, as borrowers, and Amerisource, as lender, relating to the Company’s asset-backed loan (the “ABL”). Pursuant to the Letter Agreement, Amerisource will not test compliance with the Tangible Net Worth (as defined in the ABL) covenant under the ABL through December 31, 2025, and instead, the Company will be required to maintain positive trailing three-month consolidated net income, tested monthly, and PWRTEK will be prohibited from making distributions (including dividends or similar payments), except as permitted pursuant to the Lease Agreement.

The Purchase Agreement also includes customary representations, warranties, indemnities and covenants consistent with a transaction of similar type and size.

The foregoing description of the Purchase Agreement, Lease Agreement, Note, Warrant, Voting Agreements, the Parent Guaranty and the Letter Agreement do not purport to be complete and are qualified in its entirety by reference to the complete text thereof, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Note and Parent Guaranty is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information regarding the sale of the Warrant included in Item 1.01 above is incorporated into this Item 3.02 by reference. The issuance of the Warrant (and underlying shares of Common Stock) was undertaken in reliance upon the exemption from the registration described in Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure

On April 28, 2025 the Company issued a press release announcing the closing of the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated April 28, 2025, among ProFrac GDM, LLC, PWRTEK, LLC, ProFrac Holding Corp., ProFrac Services, LLC, Flotek Industries, Inc. and Flotek Chemistry LLC

10.2	Lease Agreement, dated April 28, 2025, between PWRTEK, LLC and ProFrac GDM, LLC

10.3	Form of Warrant

10.4	Form of Note

10.5	Form of Voting Agreement (ProFrac)

10.6	Form of D&O Voting Agreement

10.7	Form of Parent Guaranty

10.8	Letter Agreement, dated as of April 28, 2025, between Amerisource Funding, Inc. and Flotek Industries, Inc.

99.1	Press Release of Flotek Industries, Inc., dated April 28, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: April 28, 2025	/s/ Bond Clement
Name: Bond Clement
Title: Chief Financial Officer